EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com
Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Reports Second Quarter 2010 Results

•

Net income of $10.3 million

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Phoenix Life statutory surplus rises 24 percent from year end 2009

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Investment portfolio demonstrates improved market value, net investment income and credit impairments

Hartford, Conn., August 5, 2010 – The Phoenix Companies, Inc. (NYSE:PNX) today reported net income of $10.3 million, or $0.09 per diluted share, for the second quarter of 2010, compared with a net loss of $111.2 million, or $0.96 per share, for the second quarter of 2009. The company reported an operating loss for the second quarter of 2010 of $19.8 million, or $0.17 per share, compared with an operating loss of $14.4 million, or $0.12 per share, for the second quarter of 2009.

Net income included $15.1 million in realized investment gains and $15.0 million in discontinued operations primarily related to the previously announced sale of Philadelphia Financial Group, the company’s private placement business.

Key drivers of the operating loss were: a $10.5 million charge for a renegotiated life reinsurance contract; an estimated $12 million impact on the annuity product line, largely due to equity market declines; ongoing start-up costs for Saybrus Partners; and adverse results in universal life, primarily from elevated lapses in the Phoenix Accumulator Universal Life (PAUL) product series.

“We continue to make progress against our four strategic goals of balance sheet strength, policyholder security, expense management and growth,” said James D. Wehr, president and chief executive officer.

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The Phoenix Companies, Inc. … 2

“With several quarters behind us, we have shown we can produce results in areas that are critical to our long-term success,” Mr. Wehr explained. “Statutory surplus, risk-based capital, investment performance and expense management are key measures where Phoenix has steadily improved. Further, persistency of existing business is significantly better compared to all of last year, and we continue to benefit from our stable revenue base, allowing our growth initiatives to gain traction, particularly in sales of annuities,” he explained.

 “The negative equity market affected operating income this quarter. However, we believe our progress, particularly on the balance sheet and expenses, enables us to better withstand the effects of ongoing market volatility,” Mr. Wehr said.

SECOND QUARTER 2010 FINANCIAL HIGHLIGHTS

Earnings Summary ($ in millions)	Second Quarter 2010	First Quarter 2010	Second Quarter 2009
Revenues	$528.0	$518.8	$520.4
Benefits & Reserves	317.2	288.6	343.9
Policyholder Dividends	80.4	68.3	61.8
Policy Acquisition Cost Amortization	67.4	67.0	32.9
Interest on Company Debt	7.9	8.0	8.3
Controllable & Other Expenses	75.4	79.9	71.5
Operating Income (Loss) Before Taxes	(20.3)	7.0	2.0
Income Tax Expense (Benefit)	(0.5)	(2.7)	16.4
Operating Income (Loss)[1]	(19.8)	9.7	(14.4)
Realized Gains (Losses) [2]	15.1	4.3	(68.8)
Discontinued Operations [3]	15.0	(0.3)	(28.0)
Net Income (Loss)	$10.3	$13.7	$(111.2)

Earnings Per Share Summary
Net Gain (Loss) Per Share
Basic	$0.09	$0.12	$(0.96)
Diluted	$0.09	$0.12	$(0.96)
Operating Income (Loss) Per Share
Basic	$(0.17)	$0.08	$(0.12)
Diluted	$(0.17)	$0.08	$(0.12)
Weighted Average Shares Outstanding (in millions)
Basic	116.2	116.1	116.0
Diluted	116.2	116.6	116.0

1 Operating income, as well as components of and financial measures derived from operating income, are non-GAAP financial measures.  Please see “Income Statement Summary” table below for more information.

2 Net of related DAC, PDO, deferred compensation and taxes.

3 Net of taxes.

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The Phoenix Companies, Inc. … 3

UNUSUAL ITEMS

To help investors understand the company’s results, unusual items are detailed in the following table.

Unusual Items ($ in millions)	Second Quarter 2010	First Quarter 2010	Second Quarter 2009
Unusual Expenses[1]	$--	$5.9	$1.5
Reinsurance Transaction Impact	10.5	--
Non-Deferred Distribution Expenses	--	--	10.0
Total Pre Tax Items	10.5	5.9	11.5
Total Tax Expense/(Benefit)	(0.5)	(2.7)	16.4
Total Negative Impact to Operating Income	$10.0	$3.2	$27.9

Earnings Per Share Impact
Basic	$0.09	$0.03	$0.24
Diluted	$0.09	$0.03	$0.24
Weighted Average Shares Outstanding (in millions)
Basic	116.2	116.1	116.0
Diluted	116.2	116.6	116.0

1 Includes severance costs and tax adjustments

SECOND QUARTER 2010 OPERATING RESULTS

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Second quarter 2010 revenues increased modestly from the second quarter of 2009, largely due to improvements in net investment income, partially offset by lower premiums. Fee income was flat year-over-year, as higher market-based fees were offset by lower cost-of-insurance fees.

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Net investment income of $217.0 million for the second quarter of 2010 was 12 percent higher than the $194.3 million for second quarter of 2009 driven by significant improvement in alternative asset returns. Net investment income was up 6 percent from the first quarter of 2010.

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Life and annuity surrender levels remain significantly lower than overall levels in 2009.

o

Total individual life surrenders were at an annualized rate of 7.9 percent for the second quarter of 2010, improved from the 8.4 percent for the first quarter of 2010. Included within that total are life policies in Phoenix’s closed block (sold before the 2001 demutualization), which had an annualized surrender rate of 7.5 percent for the second quarter of 2010, modestly improved from the 7.7 percent for the first quarter of 2010. Overall individual life surrenders were 9.6 percent for the full year 2009.

o

Annuity surrenders for the second quarter of 2010 were at an annualized rate of 13.5 percent, higher than the 12.4 percent for the first quarter of 2010 but still below the overall level of 15.6 percent for the full year 2009.

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Higher-than-expected lapses in the PAUL product series reduced earnings by approximately $3.5 million due to lower cost-of-insurance fees and higher deferred acquisition cost (DAC) amortization.

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The Phoenix Companies, Inc. … 4

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Overall mortality experience in the second quarter of 2010 was modestly unfavorable, with open block results in line with expectations and closed block results unfavorable compared with expectations. Overall year-to-date experience remains in line with long-term expectations.

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The company’s core operating expenses before deferrals were $55.6 million, an 18 percent decline from the second quarter of 2009 and an 8 percent decline from the first quarter of 2010, reflecting the significant expense reductions implemented in 2009. Core operating expenses before deferrals represent total GAAP operating expenses excluding $19.4 million of premium taxes, reinsurance allowances, commissions and sales incentives.

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The effective tax rate remains close to zero as taxable income has been offset by prior period net operating losses.

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Phoenix has established new relationships with distributors that focus primarily on the middle market, including independent marketing organizations (IMOs), with an initial emphasis on Phoenix’s repositioned annuity products. The company expects to expand life insurance distribution further as that product line is also repositioned.

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Annuity deposits were $26.8 million for the second quarter of 2010, improved from both the $19.3 million for the first quarter of 2010 and $17.9 million for the second quarter of 2009. New sales were primarily fixed indexed annuities. Annuity funds under management of $3.6 billion at June 30, 2010 were 9 percent lower than at December 31, 2009, reflecting negative equity market performance and negative net flows.

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Life insurance annualized premium was $0.4 million for the second quarter of 2010 compared with $0.9 million for the first quarter of 2010 and $9.2 million for the second quarter of 2009. Gross life insurance in-force at June 30, 2010 was $143.1 billion, an 8 percent decrease from December 31, 2009.

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Phoenix’s newly launched distribution subsidiary, Saybrus Partners, continues to build sales of third party insurance products. In the second quarter, Saybrus Partners added a second consulting client and saw an increase in applications and paid cases. Saybrus Partners’ net start-up costs were $4.9 million for the second quarter of 2010.

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REALIZED AND UNREALIZED GAINS AND LOSSES

The investment portfolio appreciated to a net unrealized gain on fixed income securities of $115.2 million at June 30, 2010 compared with net unrealized losses of $69.6 million at March 31, 2010. The result is a $1,187.9 million improvement from June 30, 2009, when net unrealized losses were $1,072.7 million. The improvement from the first quarter of 2010 was primarily due to lower treasury rates, and the year-over-year improvement was also due to spread tightening across all market sectors.

Total realized gains for the second quarter of 2010 improved from the first quarter of 2010 with lower other-than-temporary impairments, higher transaction gains and a decrease in the embedded derivative liability for living benefits.

The quality of the portfolio continued to improve in the second quarter of 2010 as the company further reduced the proportion of below investment grade bonds to 9.1 percent.

Realized Gains and Losses ($ in millions)	Second Quarter 2010	First Quarter 2010	Second Quarter 2009
Other-than-temporary Impairments (OTTI)	$(12.4)	$(14.5)	$(20.9)
Transaction Gains (Losses)	23.8	13.7	(33.8)
Embedded Derivative Liability for Living Benefits
o Hedge Gains (Losses)	(7.3)	7.3	11.1
o Non-performance Risk Factor	27.0	(3.7)	(45.5)
Fair Value Option Securities	(0.6)	0.2	2.9

Total Realized Gains (Losses)	30.5	3.0	(86.2)
Offsets (PDO, DAC and Taxes)	(16.0)	1.5	20.3
Change in Fair Value of Deferred Compensation	0.6	(0.2)	(2.9)
Realized Gains (Losses) After Offsets	$15.1	$4.3	$(68.8)

Credit-related impairments net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation	$(3.6)	$(5.3)	(12.7)

Non-credit Portion of Impairment Loss Recognized in OCI	$(11.4)	$(16.9)	(18.3)

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BALANCE SHEET AND LIQUIDITY

($ in millions)	June 30, 2010	December 31, 2009	Change
Total Assets	$20,874.3	$24,600.3	$(3,726.0)
Total Liabilities	$19,567.1	$23,469.2	$(3,902.1)
Indebtedness	$427.7	$428.0	$(0.3)
Total Stockholders’ Equity	$1,307.2	$1,131.1	$176.1
Total Stockholders’ Equity excluding Accumulated OCI	$1,328.4	$1,302.4	$26.0

Debt to Total Capital [1]	24.4%	24.7%	-0.3%

1 Based on Total Stockholders’ Equity, excluding Accumulated OCI

Both assets and liabilities on the balance sheet declined in the second quarter of 2010 after the closing of the previously announced sale of Philadelphia Financial Group, which was written primarily through separate accounts.

Phoenix retains its focus on maintaining appropriate levels of capital and liquidity. The company reduced its proportion of highly liquid assets to 8.5 percent of its bond portfolio in the second quarter of 2010 to reflect reduced surrender levels and significant appreciation in the investment portfolio.

Debt-to-total-capital remains relatively low at 24.4 percent. Phoenix has no debt maturities until 2032.

As of June 30, 2010, cash and securities at the holding company were $48.6 million. The annual run rate for 2010 holding company interest and operating expenses is estimated to be $26 million.

SECOND QUARTER PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

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Phoenix Life Insurance Company had a statutory gain from operations of $20.5 million and statutory net income of $18.9 million for the second quarter of 2010, compared with a statutory loss from operations of $3.3 million and statutory net loss of $5.8 million for the second quarter of 2009.

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Statutory surplus and asset valuation reserve increased 24 percent to $714.7 million at June 30, 2010 from $574.2 million at December 31, 2009. The key drivers of the increase were core earnings, higher alternative asset returns and increased admitted deferred tax assets. Phoenix expects additional capital generation in the second half of 2010 to be more modest.

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At June 30, 2010, Phoenix Life’s estimated risk-based capital ratio was 290 percent, rising from 223 percent at December 31, 2009. The improvement came from growth in surplus as well as reduced balance sheet risk.

DISCONTINUED OPERATIONS

The company recorded an adjustment of $15.6 million to correct the estimated loss previously calculated on the announced sale of Philadelphia Financial Group.

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CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today (August 5) at noon, EDT, to discuss with the investment community Phoenix’s second quarter 2010 financial results and other matters. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call can also be accessed by telephone at 773-799-3641 (Passcode: PHOENIX). A replay of the call will be available through August 19, 2010 by telephone at 402-220-3091 and on Phoenix’s Web site.

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities. Phoenix is headquartered in Hartford, Connecticut. In 2009, Phoenix had annual revenues of $2.0 billion. More detailed financial information can be found in Phoenix’s financial supplement for the second quarter of 2010, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets and changes in interest rates; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the effect of adverse capital and credit market conditions on our ability to meet our liquidity needs, our access to capital and our cost of capital; (iv) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (v) the effect of guaranteed benefits within our products; (vi) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (vii) the consequences related to variations in the amount of our statutory capital due to factors beyond our control; (viii) the possibility that we not be successful in our efforts to implement a new business plan; (ix) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (x) further downgrades in our debt or financial strength ratings; (xi) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (xii) the possibility of losses due to defaults by others including, but not limited to, issuers of fixed income securities; (xiii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiv) our ability to attract and retain key personnel in a competitive environment; (xv) our dependence on third parties to maintain critical business and administrative functions; (xvi) the strong competition we face in our business from banks, insurance companies and

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The Phoenix Companies, Inc. … 8

other financial services firms; (xvii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xviii) the potential need to fund deficiencies in our closed block; (xix) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xx) the possibility that the actions and initiatives of the U.S. Government, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xxi) legislative or regulatory developments; (xxii) regulatory or legal actions; (xxiii) potential future material losses from our discontinued reinsurance business; (xxiv) changes in accounting standards; (xxv) the potential impact of a material weakness in our internal control over financial reporting on the accuracy of our reported financial results, investor confidence and our stock price; (xxvi) the risks related to a man-made or natural disaster; (xxvii) risks related to changing climate conditions; and (xxviii) other risks and uncertainties described herein or in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

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Financial Highlights

Three and Six Months Ended June 30, 2010 and 2009

(Unaudited)

Income Statement Summary (1)	Three Months		Six Months
($ in millions)	2010	2009	2010	2009

Revenues	$558.6	$434.4	$1,080.5	$970.9

Operating Income (Loss) (1)	(19.8)	(14.4)	(10.1)	(132.5)

Net Income (Loss)	$10.3	$(111.2)	$24.0	$(186.0)

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
Basic	116,170	116,006	116,178	115,903
Diluted	116,170	116,006	116,724	115,903

Operating Income (Loss) Per Share (1)
Basic	$(0.17)	$(0.12)	$(0.09)	$(1.14)
Diluted	$(0.17)	$(0.12)	$(0.09)	$(1.14)

Net Income (Loss) Per Share
Basic	$0.09	$(0.96)	$0.21	$(1.60)
Diluted	$0.09	$(0.96)	$0.21	$(1.60)

Balance Sheet Summary	June	December
($ in millions, except share and per share data)	2010	2009

Invested Assets (2)	$14,175.3	$13,750.4
Separate Account Assets	3,974.5	4,418.1
Total Assets	20,874.3	24,600.3
Indebtedness	427.7	428.0
Total Stockholders’ Equity	$1,307.2	$1,131.1

Common Shares Outstanding (in thousands)	116.0	115.7

Book Value Per Share	$11.27	$9.78
Book Value Per Share, excluding Accumulated OCI	11.45	11.26

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(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures such as operating income (loss), as well as components of and financial measures derived from operating income (loss), in evaluating our financial performance. Net income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. A reconciliation of the net income to our non-GAAP financial measures is set forth in the financial highlights table at the beginning of this release. Investors should note that our calculation of these measures may differ from similar measures used by other companies. For additional information, please see our financial supplement on the investor relations page at www.phoenixwm.com.

Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

Operating income (loss) represents income (loss) from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain other items. Net realized investment gains and losses are excluded from operating income because their size and timing are frequently subject to management’s discretion.

(2)

Invested assets equal total investments plus cash and equivalents.

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Consolidated Balance Sheet

June 30, 2010 (Unaudited and Preliminary) and December 31, 2009

($ in millions)

	June 30,	December 31,
	2010	2009
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $10,697.5 and $10,670.5)	$10,812.7	$10,345.5
Available-for-sale equity securities, at fair value (amortized cost of $25.0 and $24.4)	37.7	25.2
Venture capital partnerships, at equity in net assets	206.9	188.6
Policy loans, at unpaid principal balances	2,337.6	2,324.4
Other investments	599.8	539.7
Fair value option investments	60.8	69.3
Total investments	14,055.5	13,492.7
Cash and cash equivalents	119.8	257.7
Accrued investment income	181.0	176.4
Receivables	417.2	356.6
Deferred policy acquisition costs	1,638.0	1,916.0
Deferred income taxes	233.2	166.2
Other assets	185.5	195.8
Discontinued operations assets	69.6	3,620.8
Separate account assets	3,974.5	4,418.1
Total assets	$20,874.3	$24,600.3

LIABILITIES:
Policy liabilities and accruals	$13,150.7	$13,151.1
Policyholder deposit funds	1,369.5	1,342.7
Indebtedness	427.7	428.0
Other liabilities	585.7	527.8
Discontinued operations liabilities	59.0	3,601.5
Separate account liabilities	3,974.5	4,418.1
Total liabilities	19,567.1	23,469.2

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 116.0 million and 115.7 million shares outstanding	1.3	1.3
Additional paid-in capital	2,629.3	2,627.3
Accumulated deficit	(1,122.7)	(1,146.7)
Accumulated other comprehensive loss	(21.2)	(171.3)
Treasury stock, at cost: 11.3 million and 11.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	1,307.2	1,131.1
Total liabilities and stockholders’ equity	$20,874.3	$24,600.3

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The Phoenix Companies, Inc. … 11

Consolidated Statement of Income (Unaudited and Preliminary)

Three and Six Months Ended June 30, 2010 and 2009

($ in millions)

	Three Months		Six Months
	2010	2009	2010	2009
REVENUES:
Premiums	$155.5	$170.6	$307.2	$342.8
Fee income	155.6	155.7	318.1	309.7
Net investment income	217.0	194.3	421.7	379.2
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(23.8)	(39.2)	(55.2)	(96.9)
Portion of OTTI losses recognized in other comprehensive income	11.4	18.3	28.3	37.7
Net OTTI losses recognized in earnings	(12.4)	(20.9)	(26.9)	(59.2)
Net realized investment gains (losses), excluding OTTI losses	42.9	(65.3)	60.4	(1.6)
Net realized investment gains (losses)	30.5	(86.2)	33.5	(60.8)
Total revenues	558.6	434.4	1,080.5	970.9

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	317.2	343.9	605.8	660.2
Policyholder dividends	97.5	46.6	160.2	84.4
Policy acquisition cost amortization	65.9	27.8	134.1	93.4
Interest expense on indebtedness	7.9	8.3	15.9	16.8
Other operating expenses	75.0	74.5	155.2	150.3
Total benefits and expenses	563.5	501.1	1,071.2	1,005.1

Income (loss) from continuing operations before income taxes	(4.9)	(66.7)	9.3	(34.2)
Income tax expense (benefit)	(0.2)	16.5	—	122.3
Income (loss) from continuing operations	(4.7)	(83.2)	9.3	(156.5)
Income (loss) from discontinued operations, net of income taxes	15.0	(28.0)	14.7	(29.5)
Net income (loss)	$10.3	$(111.2)	$24.0	$(186.0)

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